[Translated from Japanese]	Exhibit 10.85

Acrylic Preset Supply Warranty Agreement

Nidek Co., Ltd. (hereinafter referred to as “Party A”) and Staar Japan Inc. (hereinafter referred to as “Party B”) hereby agree as follows in connection with the continued supply between each other of the Subject of “Basic Agreement for Purchase and Sale of Injector Products” and “Basic Agreement for Purchase and Sale of Sterilized Intraocular Lens Products”, executed on May 23, 2005, and “2nd Generation Acrylic Preset Basic Agreement” executed on the same date as this agreement , each entered into between Party A and Party B (these agreements are hereinafter collectively referred to as “Agreements”) following termination of the Agreements. Unless otherwise defined herein, certain capitalized terms used herein shall have the meanings ascribed to them in the Agreements.

Article 1. (Purpose)

The purpose of this Agreement is to set out the basic terms and conditions which apply under the circumstances where either “Basic Agreement for Purchase and Sale of Injector Products” or “Basic Agreement for Purchase and Sale of Sterilized Intraocular Lens Products” is terminated by the Buyer due to the Seller’s change of control, or “2nd Generation Acrylic Preset Basic Agreement” is terminated by either party thereto due to the other party’s change of control (these terminations are hereinafter collectively referred to as “Termination due to Change of Control”) and the terminating party desires continued supply of the Subject of the terminated Agreement. As used herein, the term “change of control” with respect to a party means a change in a person who directly holds a majority of the voting shares of that party, and such change is deemed to be detrimental to the interests of Party A or Party B with respect to the Agreement concerned.

Article 2. (Warranty of Supply)

1.
If Party A or Party B, as the case may be, enforces with respect to the other party Termination due to Change of Control of the Agreement in which it acts as Buyer, and desires continued supply of the Subject, it shall offer that it desires continued supply of the Subject to the other party in writing by no later than the termination date of the Agreement.

2.	When Party A or Party B, as the case may be, has enforced upon them

Termination due to Change of Control by the other party and receives an offer from the other party as described in the immediately preceding Paragraph, it shall agree to such offer. Provided, however, that in any case the offered supply shall continue for a maximum of two (2) years from the termination date of the Agreement.

3.
Notwithstanding either of the preceding Paragraphs, the party who has received an offer under Paragraph 1 shall not be obligated to agree to continue the supply of the Subject, if any of the events set forth in Paragraph 1 or 2 of Article 27 of “Basic Agreement for Purchase and Sale of Injector Products” and “Basic Agreement for Purchase and Sale of Sterilized Intraocular Lens Products” has occurred, or any of the events set forth in Paragraph 1 or 2 of Article 32 of “2nd Generation Acrylic Preset Basic Agreement” has occurred and is continuing.

Article 3. (Warranty of Purchase)

1.
Party A or Party B, after it serves the offer to the other party pursuant to Paragraph 1 of Article 2 above, shall submit to the other party a purchase schedule with respect to the continued supply which it offered, within three (3) months after the termination of the relevant Agreement. Such purchase schedule shall clearly specify the desired period of continued supply and the desired volume to be supplied during such period, and the offering party shall warrant to purchase the entire volume of the Subject therein stated.

2.
Party A or Party B, after it receives the purchase schedule from the other party pursuant to the immediately preceding Paragraph, shall supply the Subject in accordance with the statements in the purchase schedule. Provided, however, that the party who has received the purchase schedule shall not be obligated to agree to continue the supply of the Subject, if any of the events set forth in Paragraph 1 or 2 of Article 27 of “Basic Agreement for Purchase and Sale of Injector Products” and “Basic Agreement for Purchase and Sale of Sterilized Intraocular Lens Products” has occurred, or any of the events set forth in Paragraph 1 or 2 of Article 32 of “2nd Generation Acrylic Preset Basic Agreement” has occurred and is continuing.

Article 4. (Trading Terms for Subject hereunder)

1.	The unit price of the Subject shall be the unit price under the Agreement which was applied to each Subject immediately prior to Termination due to Change of Control.

2.	Other trading terms and conditions for the Subject shall be determined as per the provisions of the Agreement which were applied to each Subject immediately prior to Termination due to Change of Control.

Article 5. (No Exercise of Intellectual Property Right)

When the Subject is continuing to be supplied pursuant hereto, neither Party A nor Party B shall assert to the other party or any third party designated by the other party any proprietary right, including any intellectual property right or ownership right held by such party, or any other right in connection with use, utilization, distribution or any similar act done to the Subject (including indispensable combination or combined parts thereof, if the Subject is used, utilized, installed, embedded, combined or otherwise applied to a product, system or similar property of the other party) by the other party or any third party designated by the other party.

Article 6. (Release from Infringement upon Third Party Intellectual Property Right) When the Subject is continuing to be supplied pursuant hereto, Party A and Party B shall be released from any and all liabilities in connection with infringement upon any third party’s intellectual property right in connection with the Subject supplied to the other party or the production, use, distribution or any similar act done thereto.

Article 7. (Manufacturing Facilities for Continued Supply)

1.
In the event that manufacture of the Subject pursuant hereto becomes required at a volume which is substantially above the supply volume when the relevant Agreement is terminated, and continued supply of the Subject is no longer possible without extending manufacturing facilities, the parties hereto shall discuss between each other, and the supplied party shall bear reasonable costs and expenses for the extension of the manufacturing facilities.

2.
In the case where the Subject is manufactured pursuant hereto for the sole purpose of satisfying the demands of the other party, and if the supplying party’s own manufacturing facilities or other properties that are necessary for the manufacture of the Subject is damaged during the period of the continued supply, and continued supply of the Subject is no longer possible without repairing such damage, the parties hereto shall discuss the matter between each other, and the supplied party shall bear reasonable costs and expenses for the repair. Provided, however, in such case, the supplied party may be released from the obligation to bear those costs and expenses, if it suspends at its discretion purchase of the volume of the Subject which has not been manufactured yet, and compensates the supplying party for the damages suffered by it due to such suspension.

Article 7. (No Modification or Application to Other Product of Subject)

Party A and Party B hereby agree that the Subject or the production, use, distribution or similar act done to the Subject shall be limited to the extent that such act constitutes the use pursuant to Article 3 of “Basic Agreement for Purchase and Sale of Injector Products” and “Basic Agreement for Purchase and Sale of Sterilized Intraocular Lens Products” or Article 8 of “2nd Generation Acrylic Preset Basic Agreement,” and neither party shall modify the Subject (including additional processing thereof), or divert the same to any other product.

IN WITNESS WHEREOF, this Agreement has been executed in duplicate and each of Party A, Party B, and Party C has indicated its name and placed its seal hereunto, and each shall retain one (1) copy respectively.

December 25, 2008

Party A:	Nidek Co., Ltd.

/s/ Tsuneo Matsuhisa
(Name) Tsuneo Matsuhisa
(Title) Senior Managing Director

Party B:	STAAR Japan Inc.

/s/ Isamu Kamijo
(Name) Isamu Kamijo
(Title) Representative Director and President

We hereby certify that this Agreement has been executed between the parties named above as of the date shown above.

STAAR Surgical Co., President of International Operations

/s/ David Bailey
David Bailey